SHARE EXCHANGE AGREEMENT

THIS SHARE EXCHANGE AGREEMENT, dated as of April 20, 2015 (the “Agreement”), is entered into by and between ECOSCIENCES, INC., a Nevada corporation (the “Company”), and JOEL FALITZ (the “Stockholder”).

WITNESSETH:

WHEREAS, Stockholder is the owner of an aggregate of Two Hundred Fifty Million, One Thousand Five Hundred (250,001,500) shares of common stock, par value $0.0001 per share (the “Common Stock”), of the Company;

WHEREAS, Stockholder wishes to exchange Two Hundred Thirty Five Million (235,000,000) shares of Common Stock of the Company for an aggregate of Four Million Seven Hundred Thousand (4,700,000) shares of Series C Convertible Preferred Stock, par value $0.0001 per share (the “Series C Preferred Stock”), of the Company on a 1-for-50 basis (i.e., 1 share of Series C Preferred Stock for every 50 shares of Common Stock) (the “Share Exchange”); and

WHEREAS, Stockholder and the Company wish to effectuate the Share Exchange pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”).

NOW, THEREFORE, in consideration for the foregoing, the parties hereto agree as follows:

1.	Stockholder and the Company hereby agree to exchange Two Hundred and Thirty Five Million (235,000,000) shares of Common Stock (the “Shares”) held by Stockholder for an aggregate of Four Million Seven Hundred Thousand (4,700,000) shares of Series C Preferred Stock (the “Preferred Shares”) of the Company pursuant to Section 3(a)(9) of the Securities Act.

2.	Concurrently with the execution and delivery of this Agreement, Stockholder shall deliver to the Company one or more certificates evidencing the Shares, with duly endorsed Stock Power(s), and the Company shall promptly issue one or more certificates evidencing the Preferred Shares to Stockholder.

3.	Stockholder represents and warrants to, and covenants and agrees with the Company as follows:

a.	Stockholder is authorized to enter into this Agreement and to consummate the Share Exchange.

b.	Stockholder has not given anything nor will give anything in exchange for the Preferred Shares other than the Shares.

c.	Stockholder is exchanging the Shares for the Preferred Shares for its own account for investment only and not with a view towards the public sale or distribution thereof and not with a view to or for sale in connection with any distribution thereof.

d.	Stockholder is (i) an “accredited investor” as defined under Rule 501(a) of Regulation D promulgated under the Securities Act, and (ii) experienced in making investments of the kind described in this Agreement and the related documents, (iii) able to protect its own interests in connection with the transactions described in this Agreement, and the related documents, and (iv) able to afford the entire loss of its investment in the securities of the Company.

4.	Stockholder and the Company hereby represent and warrant that no commission or other remuneration has been paid or given directly or indirectly for the solicitation of the Share Exchange.

5.	The Company represents and warrants that it is authorized to enter into this Agreement and to consummate the Share Exchange and that the Preferred Shares, when issued in accordance with this Agreement, shall be fully paid, validly issued, and nonassessable, and not subject to any preemptive rights or any liens, claims, equities, encumbrances, or security interests or any restrictions on the transfer thereof other than those set forth in this Agreement, the Amended and Restated Certificate of Designations of the Series C Preferred Stock or imposed by law.

6.	This Agreement shall be governed by and interpreted in accordance with the laws of the State of Nevada. A facsimile transmission of this signed Agreement shall be legal and binding on all parties hereto. This Agreement may be signed in one or more counterparts, each of which shall be deemed an original. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction. This Agreement may be amended only by an instrument in writing signed by the party to be charged with enforcement. This Agreement, and the Shares attached hereto, contains the entire agreement of the parties with respect to the subject matter hereto, superseding all prior agreements, understandings or discussions.

7.	This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Telecopied or email (via PDF) signatures shall be deemed to have the same effect as an original.

[SIGNATURE PAGE TO FOLLOW]

Share Exchange Agreement - On-Air Impact, Inc. - Edward Whitehouse	Page 2

IN WITNESS WHEREOF, the Company and Stockholder have caused this Agreement to be executed by their duly authorized representatives on the date as first written above.

ECOSCIENCES, INC.

By:	/s/ Joel Falitz
Joel Falitz
President and Chief Executive Officer

STOCKHOLDER:

/s/ Joel Falitz
Joel Falitz

Share Exchange Agreement - On-Air Impact, Inc. - Edward Whitehouse	Page 3